EXHIBIT 10.2

                   CONSENT OF NOTEHOLDERS OF BIONUTRICS, INC.

       WHEREAS, INCON INTERNATIONAL, INC. an Illinois corporation ("Purchaser") has entered into a Purchase and Sale Agreement effective as of the 31st day of October, 2005 by and among Asia Pacific Investment Holdings, Ltd. ("Asia Pacific"), INCON Technologies, Inc.("INCON"), Bionutrics, Inc., Bali Holdings, L.L.C., INCON Processing, L.L.C., N.P. Shaikh ("Shaikh") and John R. Palmer ("Palmer") pursuant to which Asia Pacific and INCON ("Sellers") have agreed to sell to Purchaser all of their collective, equally shared, membership units in INCON Processing, L.L.C. (the "Company");

       WHEREAS, Sellers each own 50% membership units in the Company (the "Membership Interests");

       WHEREAS, Shaikh and Palmer each own 20% of the membership units in Bali, (the "Bali Interests") and in connection with the purchase and sale of the Company, Shaikh and Palmer have agreed to convey the Bali Interests to the Sellers;

       WHEREAS, Palmer has agreed in connection with these transactions to forgive Bali from its obligations under that certain Promissory Note in the amount of $900,000.00;

       WHEREAS, Sellers have agreed to convey the Membership Interests in the Company to Purchaser, and Shaikh and Palmer have agreed to convey the Bali Interests equally to Sellers, and in connection therewith, Sellers have entered into a consulting agreement for a period of 5 years commencing November 1, 2005 pursuant to which the Company shall pay the Consulting Fee provided for therein, in a possible total amount of $300,000.00 for each of the respective Sellers, subject to acceleration in the event of the happening of certain events and otherwise as described therein and to transfer certain tocotrienol processing technology to Sellers; and

       WHEREAS, the transfer of Membership Interests in the Company is subject to approval of the Board of Directors of Bionutrics, Inc. and the Note Holders of that certain Non-Revolving Note by and between Bionutrics and the Note Holders (as defined below);

       Now therefore, the Note Holders agree and consent to this transaction and to the waiver of their respective liens on the assets and properties of Bionutrics as they relate to the Company, as set forth below;

       1. Bionutrics, Inc. has previously entered into a certain Non-Revolving Note with William C. McCormick, William Ritger, Fredrick Rentschler, Ropart Investments, HealthSTAR Communications, HealthSTAR Holdings, Ronald H. Lane, and Xiagen Ltd. (the "Note Holders"), as a result of which the Note Holders are entitled to have their respective liens on the assets and properties of Bionutrics and the further right to approve

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and consent  to, or to  disapprove  and not to consent  to, the  transfer of the
Membership Interests in the Company.

       2. The Note Holders have reviewed a copy of the Purchase and Sale Agreement and related documents, copies of which were provided to each of the Note Holders and a copy of which is attached hereto as Exhibit A.

       3. The Note Holders hereby approve the transfer of the Membership Interests on the terms of and pursuant to the Purchase and Sale Agreement and consent to the transfer of the membership units of the Company as provided for in the Purchase and Sale Agreement and to all of the other terms, conditions, and consideration set forth in the Purchase and Sale Agreement, and in accordance therewith, the Note Holders hereby formally waive each of their respective liens on the assets and properties of Bionutrics as they relate to the Company; provided, however, that Bionutrics shall enter into that certain Escrow Agreement, a copy of which is attached hereto as Exhibit B, pursuant to which Bionutrics shall agree that any proceeds received in respect of the
Purchase and Sale Agreement shall be substitute collateral for the interests sold thereunder and that any cash proceeds thereof shall immediately be delivered to and held in escrow by Alley, Maass, Rogers & Lindsay, P.A., 340 Royal Poinciana Way, Suite 321, P.O. Box 431, Palm Beach, FL 33480, for distribution in accordance with the terms of the Non-Revolving Note.

       IN WITNESS WHEREOF, the undersigned Note Holders have executed this approval and consent of the transfer of Membership Interests as required by that certain Non-Revolving Note, as of the 8th day of November, 2005.

HealthSTAR Holdings, LLC                         HealthSTAR Communications

By: ___________________________                  By: ___________________________
Name: _________________________                  Name: _________________________
Title: ________________________                  Title: ________________________

Ropart Investments, LLC                          Xiagen, Ltd.

By: ___________________________                  By: ___________________________
Name: _________________________                  Name: _________________________
Title: ________________________                  Title: ________________________

_______________________________                  _______________________________
         William C. McCormick                             William Rittger

_______________________________                  _______________________________
         Ronald H. Lane                                   Fred Rentschler